Exhibit 23.3

                                                    [LOGO] MORGAN
                                                           COMPANY
                                                           CHARTERED ACCOUNTANTS

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use on Form SB-2 of Ecuity, Inc. (formerly Y3K Secure Enterprise Software, Inc.) of our Auditors' Report, dated September 24, 2003, except for Notes 2 and 13 which are as of May 7, 2004 on the restated consolidated balance sheets of Ecuity, Inc. (formerly Y3K Secure Enterprise Software, Inc.) (a development stage company) as at June 30, 2003, and the related restated consolidated statements of operations, cash flows, and changes in stockholders' deficiency for the year ended June 30, 2003, and for the cumulative period from March 19, 1999 (date of inception) to June 30, 2003.


Vancouver, Canada                                             "Morgan & Company"

May 12, 2005                                               Chartered Accountants